UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

September 6, 2012

Date of Report (Date of earliest event reported)

EXAR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-14225	94-1741481
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

48720 Kato Road, Fremont, CA 94538

(Address of principal executive offices, Zip Code)

(510) 668-7000

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

Exar Corporation (the “Company”) held its 2012 Annual Meeting of Stockholders (the “Annual Meeting”) on September 6, 2012. There were three proposals considered at the Annual Meeting, each of which is described briefly below and detailed in the Company’s definitive proxy statement dated July 19, 2012 for the Annual Meeting (the “Proxy Statement”).

The final voting results from the Annual Meeting are as follows:

Proposal 1 – Election of Directors

Proposal 1 was a proposal to elect six nominees to serve a one-year term on the Company’s Board of Directors, as detailed in the Proxy Statement. Following is the number of votes cast “For” or “Authority Withheld” for each of the nominees set forth in Proposal 1, as well as the number of “Abstentions” and “Broker Non-Votes” as to each nominee. Each of the nominees was elected at the Annual Meeting to serve a one-year term on the Company’s Board of Directors.

	For	Authority Withheld	Abstentions	Broker Non-Votes
Izak Bencuya	38,577,461	1,554,524	0	3,394,141
Louis DiNardo	39,889,594	242,391	0	3,394,141
Pierre Guilbault	39,125,092	1,006,893	0	3,394,141
Brian Hilton	39,961,477	170,508	0	3,394,141
Richard L. Leza	38,417,775	1,714,210	0	3,394,141
Gary Meyers	39,542,211	589,774	0	3,394,141

Proposal 2 – Ratification of Auditors

Proposal 2 was a proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2013, as described in the Proxy Statement. Following is the number of votes cast “For” or “Against”, as well as the number of “Abstentions” and “Broker Non-Votes”, as to the matter.

For	Against	Abstentions	Broker Non-Votes
43,337,714	154,692	33,720	0

Proposal 3 – Say on Pay

Proposal 3 was a proposal to approve an advisory vote on executive compensation, as described in the Proxy Statement. Following is the number of votes cast “For” or “Against”, as well as the number of “Abstentions” and “Broker Non-Votes”, as to the matter.

For	Against	Abstentions	Broker Non-Votes
35,263,620	4,697,612	170,753	3,394,141

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXAR CORPORATION
(Registrant)

Date: September 11, 2012	/s/ Kevin Bauer
Kevin Bauer
Senior Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)